UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2019

BRISTOL-MYERS SQUIBB COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-01136	22-0790350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

430 East 29th Street, 14th Floor
New York, NY 10016
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (212) 546-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 Par Value	BMY	New York Stock Exchange
1.000% Notes due 2025	BMY 25	New York Stock Exchange
1.750% Notes due 2035	BMY 35	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On September 23, 2019, Bristol-Myers Squibb Company (“Bristol-Myers Squibb”) issued a press release announcing that it has extended the expiration date of its previously announced (i) offers to exchange (the “Exchange Offers”) notes (the “Celgene Notes”) issued by Celgene Corporation (“Celgene”) for up to $19,850,000,000 aggregate principal amount of new notes issued by Bristol-Myers Squibb and cash and (ii) related solicitations of consents (each, a “Consent Solicitation” and, collectively, the “Consent Solicitations”) to adopt certain amendments (the “Amendments”) that would eliminate substantially all restrictive covenants and certain events of default and other provisions in each of the indentures governing the Celgene Notes. Bristol-Myers Squibb extended such expiration date from 5:00 p.m., New York City time, on September 30, 2019, to 5:00 p.m., New York City time, on October 15, 2019 (as the same may be further extended, the “Expiration Date”).

The Exchange Offers and Consent Solicitations were commenced in connection with Bristol-Myers Squibb’s planned acquisition of Celgene (the “Merger”) and are being made solely pursuant to the terms and subject to the conditions set forth in the confidential offering memorandum and consent solicitation statement dated April 17, 2019 and the related letter of transmittal, each as amended by the press releases dated May 1, 2019, May 24, 2019, June 28, 2019 and the attached press release, in a private offering exempt from, or not subject to, registration under the Securities Act of 1933, as amended. The Exchange Offers and Consent Solicitations are conditioned upon the closing of the Merger, which condition may not be waived by Bristol-Myers Squibb, and certain other conditions that may be waived by Bristol-Myers Squibb.

The settlement date of the Exchange Offers and Consent Solicitations is expected to occur promptly after the Expiration Date and on or about the closing date of the Merger. The closing of the Merger is expected to occur by the end of 2019 and, as a result, the Expiration Date may be further extended one or more times. Bristol-Myers Squibb will provide notice of any such extension in advance of the Expiration Date.

Supplemental indentures effecting the Amendments relating to the Celgene Notes were executed on May 1, 2019. Such supplemental indentures will only become operative upon the settlement date of the Exchange Offers.

A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are included as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release of Bristol-Myers Squibb Company, dated September 23, 2019.

104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Bristol-Myers Squibb Company, dated September 23, 2019.

104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOL-MYERS SQUIBB COMPANY

Dated: September 23, 2019	By:	/s/ Katherine R. Kelly
	Name:	Katherine R. Kelly
	Title:	Corporate Secretary